UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 24, 2007

Orchestra Therapeutics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18006	33-0255679
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5931 Darwin Court, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 431-7080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2007 Dr. Joseph O'Neill's employment was terminated,without cause, in conjunction with the reorganization of the Company described below. Dr. O'Neill's severance per his 2005 employment agreement is being accrued by the Company and will be paid when the Company's Pennsylvania leasehold manufacturing facility is sold. In conjunction with this reorganization, Michael Green, Chief Operating Office & Chief Financial Officer of the Company was given the title of President.

Mr. David Hochman resigned as a director of the Company on August 24, 2007.

Item 8.01 Other Events.

On August 24, 2007 the Company laid off almost all of its employees and discontinued its Neurovax multiple sclerosis trial which was being enrolled in Eastern Europe. The Company has hired a broker and is attempting to sell its HIV manufacturing assets and intellectual property. The proceeds from the sale of these assets will be used to pay its secured and unsecured creditors. The Company is evaluating strategic options related to its autoimmune technology.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orchestra Therapeutics, Inc.

August 27, 2007	By:	Michael Green

Name: Michael Green
Title: CFO